EXHIBIT 3.1.5 Memorandum and Articles of Association of ValuShip Ltd. in the Bahamas dated May 18, 2001



                           COMMONWEALTH OF THE BAHAMAS
                   INTERNATIONAL BUSINESS COMPANIES ACT, 2000
                             ARTICLES OF ASSOCIATION

                                       OF

                                  VALUSHIP LTD.

                                   PRELIMINARY

         1. In these Articles, if not inconsistent with the subject or context, the words and expressions standing in the first column of the following table shall bear the meanings set opposite them respectively in the second column thereof.

WORDS          MEANING

CAPITAL The sum of the aggregate par value of all outstanding shares with par value of the Company and shares with par value held by the Company as treasury shares plus:

                           (a) the aggregate of the amounts designated as capital of all outstanding shares without par value of the Company and shares without par value held by the Company as treasury shares, and

                           (b) the amounts as are from time to time transferred from surplus to capital by a resolution of directors.


COMMITTEE OF
DIRECTORS                  Includes a board pursuant to Section 47 of the Act.
RESOLUTION OF
DIRECTORS                  (a)      A resolution approved at a duly constituted
                                    meeting of directors of the Company by the affirmative vote of a simple majority of the directors present at the meeting who voted and did not abstain; or:

                           (b) A resolution consented to in writing by an absolute majority of all the directors or of all members of the committee, as the case may be; but where a director is given more than one vote, he shall be counted by the number of votes he casts for the purposes of establishing majorities.

RESOLUTION OF              (a)      A resolution approved at a duly constituted
MEMBERS                             meeting of the members of the Company by the
                                    affirmative vote of:
                                    (i)      a simple majority of holders of the
                                             votes of the shares entitled to
                                             vote who were present at the
                                             meeting and who voted and did not
                                             abstain, or
                                    (ii)     a simple majority of (a) the votes
                                             of the shareholders of each class
                                             or series of shares who were
                                             present at the meeting and entitled
                                             to vote thereon as a class or
                                             series and who voted and did not
                                             abstain and (b) of the votes of the
                                             remaining shareholders entitled to
                                             vote thereon, if any, who were
                                             present at the meeting and who
                                             voted and did not abstain; or
                           (b)      A resolution consented to in writing by
                                    (i)      a simple majority of the
                                             Shareholders entitled to vote
                                             thereon, or
                                    (ii)     a simple majority of the votes of
                                             the shareholders entitled to vote
                                             thereon as a class or series and of
                                             an absolute majority, or such
                                             larger majority, or such larger as
                                             may be specified in these Articles,
                                             of the votes of the holders of the
                                             remaining shares entitled to vote
                                             thereon.

SECURITIES                 Shares and debt obligations of every kind, and
                           options, warrants and rights to acquire shares, or debt obligations.

SURPLUS The excess, if any, at the time of the determination of the total assets of the Company over the sum of its total liabilities, as shown in its books of account, plus the Company's capital.

THE MEMORANDUM             The Memorandum of Association of this Company as
                           originally framed or as from time to time amended.

THE ACT The International Business Companies Act, 2000 including any modification, extension, reenactment or renewal thereof and any regulations made thereunder.

THE SEAL                   Any Seal which has been duly adopted as the Common
                           Seal of the Company.

THESE ARTICLES             The Articles of Association of this Company as
                           originally framed or as from time to time amended.

TREASURY SHARES            Shares in the Company that were previously issued but
                           were repurchased, redeemed or otherwise acquired by the Company and not cancelled.

REGISTERED SHARES          Registered Shares shall mean shares in the Company
                           that are issued in the name or names of the holder(s) indicated on the certificate(s).

COURT The Supreme Court of the Commonwealth of The Bahamas or a Judge thereof.

2. "Written" or any term of like import includes words typewritten, printed, painted, engraved, lithographed, photographed, or represented or reproduced by any mode of reproducing words in a visible form, including telex, facsimile, telegram, cable or other form of writing produced by electronic communication.

3. Save as aforesaid any words or expressions defined in the Act shall bear the same meaning in these Articles.

4. Whenever the singular of plural number or the masculine, feminine or neuter gender is used in these Articles, it shall equally, where the context admits, include the others.

5. A reference in these Articles to voting in relation to shares shall be construed as a reference to voting by members holding the shares except that it is the votes allocated to the shares that shall be counted and not the number of members who actually voted and a reference to shares being present at a meeting shall be given a corresponding construction.

6. A reference to money in these Articles is, unless otherwise stated, a reference to the currency in which shares in the Company shall be issued according to the provisions of the Memorandum.

                                REGISTERED SHARES

7. The Company shall issue share certificates in respect of its issued shares and every member holding registered shares in the Company shall be entitled to a share certificate which shall be (unless otherwise authorized by a resolution of the directors in conformity with the Act) signed by a director or officer of the Company and under the Seal specifying the share or shares held by him and the signature of the director or officer and the Seal may be stamped thereon.

8. Any member receiving a share certificate for registered shares shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a share certificate for registered shares is worn out, lost or defaced, it may be renewed on production of the worn out or defaced certificate or on satisfactory proof of its loss together with such indemnity as may be required by a resolution of directors.

9. If several persons are registered as joint holders of any shares, any one of such persons may give effectual receipt for any dividend payable in respect of such shares.

                     SHARES, AUTHORISED CAPITAL AND CAPITAL

10. Subject to the provisions of these Articles and any resolution of members, the unissued shares of the Company shall be at the disposal of the directors who may without prejudice to any rights previously conferred on the holders of any existing shares or class or series of shares offer, allot, grant options over or otherwise dispose of shares to such persons, at such times and upon such terms and conditions as the Company may by resolution of directors determine.

11. Shares in the Company shall be issued for money, services rendered, personal property, an estate in real property, a promissory note or other binding obligation to contribute money or property or any combination of the foregoing as shall be determined by a resolution of directors.

12. Shares in the Company may be issued for such amount of consideration as the directors may from time to time by resolution of directors determine, except that in the case of shares with par value, the amount shall not be less than the par value, and in the absence of fraud, the decision of the directors as to the value of the consideration received by the Company in respect of the issue is conclusive unless a question of law is involved. The consideration in respect of the shares constitutes capital to the extent of the par value and the excess constitutes surplus.

13. A share issued by the Company upon conversion of or in exchange for, another share or a debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the consideration received or deemed to have been received by the Company in respect of the other share, debt obligation or security.

14. Treasury shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with these Articles) as the Company may by resolution of directors determine.

15. The Company may issue fractions of a share and a fractional share shall have the same corresponding fractional liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole share of the same class or series of shares.

16. Upon the issue by the Company of a share without par value, if an amount is stated in the Memorandum to be authorised capital represented by such shares, then each share shall be issued for no less than the appropriate proportion of such amount which shall constitute capital, otherwise the consideration in respect of the share constitutes capital to the extent designated by the directors and the excess constitutes surplus, except that the directors must designate as capital an amount of the consideration that is at least equal to the amount that the holder of the share is entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

17. The Company may purchase, redeem or otherwise acquire and hold its own shares, but only out of surplus or in exchange for newly issued shares of equal value, but not purchase, redemption or other acquisition shall be made unless the directors determine that immediately after the purchase, redemption or other acquisition, the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realisable value of the assets of the Company will not be less than sum of its total liabilities, other than deferred taxes, as shown in the books of account, and its capital and, in the absence of fraud, the decision of the directors as to the realisable value of the assets of the Company is conclusive, unless a question of law is involved.

18. A determination by the directors under the preceding Article is not required where shares are purchased, redeemed or otherwise acquired:
              (a) pursuant to a right of a member to have his shares redeemed or to have his shares exchanged for money or other property of the Company
              (b) in exchange for newly issued shares in the Company or by virtue of a transfer of capital pursuant to Article 35 hereof;
              (c)    by virtue of the provisions of Section 80 of the Act; and
              (d)    pursuant to an order of the court.

19. Shares that the Company purchases, redeems or otherwise acquires pursuant to the preceding Article may be cancelled or held as treasury shares unless the shares are purchased, redeemed or otherwise acquired out of capital, pursuant to Section 34 of the Act, in which case, they shall be cancelled; and upon the cancellation, the amount included as capital of the Company with respect to such shares shall be deducted from the capital of the Company.

20. Where shares in the Company are held by the Company as treasury shares or are held by another company of which the Company holds, directly or indirectly, shares having more than 50 percent of the votes in the election of directors of the other company, such shares of the Company are not entitled to vote or to have dividends paid thereon and shall not be treated as outstanding for any purpose except for purposes of determining the capital of the Company.

                                      LIEN

21. The Company shall have a first and paramount lien on every share issued for a promissory note or for any other binding obligation to contribute money or property or any combination thereof to the Company and the Company shall also have a first and paramount lien on every share standing registered in the name of a member, whether singly or jointly with any other person or persons, for all the debts and liabilities of such member or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such member, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person, whether a member of the Company or not. The Company's lien on a share shall extend to all dividends payable thereon. The directors may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Article.

22. In the absence of express provisions or a power of sale provided for in the promissory note or other binding obligation to contribute money or property, the Company may sell, in such manner as the directors may by resolution of directors determine, any share on which the Company has lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable and not until the expiration of twenty one days (21) after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

23. The net proceeds of the sale by the Company of any shares on which it has a lien shall be applied in or towards payment of discharge of the promissory note or other binding obligation to contribute money or property or any combination thereof in respect of which the lien exists so far as the same is presently payable and any residue (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) shall be paid to the holder of the share immediately before such sale. For giving effect to any such sale, the directors may authorise some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale.

                               TRANSFER OF SHARES

24. Subject to any limitations in the Memorandum, registered shares in the Company may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, but in the absence of such written instrument of transfer, the directors may accept such evidence of a transfer of shares as they consider appropriate.

25. The Company shall not be required to treat a transferee of a registered share in the Company as a member until the transferee's name has been entered in the share register.

26. Subject to any limitations in the Memorandum, the Company must on the application of the transferor or transferee of a registered share in the Company enter in the share register the name of the transferee of the share save that the registration of transfers may be suspended and the share register closed at such times and for such periods as the Company may from time to time by resolution of directors determine, provided always that such registration shall not be suspended and the share register closed for more than 60 days in any period of 12 months.

                             TRANSMISSION OF SHARES

27. The executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only person recognised by the Company as having any title to his share, but they shall not be entitled to exercise any rights as a member of the Company until they have proceeded as set forth in the next following three Articles.

28. The production to the Company of any document which is evidence of probate of the will, or letters of administration of the estate, or confirmation as executor, of a deceased member or of the appointment of a guardian of an incompetent member or the trustee of a bankrupt member shall be accepted by the Company even if the deceased, incompetent or bankrupt member is domiciled outside the Commonwealth of The Bahamas if the document evidencing the grant of probate or letters of administration, confirmation as executor, appointment as guardian or trustee in bankruptcy is issued by a foreign court which had competent jurisdiction in the matter. For the purpose of establishing whether or not a foreign court had competent jurisdiction in such a matter, the directors may obtain appropriate legal advice. The directors may also require an indemnity to be given by the executor, administrator, guardian or trustee in bankruptcy.

29. Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a member shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such.

30. Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

31. What amounts to incompetence on the part of a person is a matter to be determined by the Court having regard to all the relevant evidence and circumstances of the case.

             REDUCTION OR INCREASE IN AUTHORISED CAPITAL OR CAPITAL

32. The Company may be a resolution of directors amend the Memorandum to increase or reduce its authorised capital and in connection therewith the Company may in respect of any unissued shares increase or reduce the number of such shares, increase or reduce the par value of any such shares or effect any combination of the foregoing.

33. The Company may amend the Memorandum to:

              (a) divide the shares, including issued shares, of a class or series into a large number of shares of the same class or series; or
              (b) combine the shares, including issued shares of a class or series into a smaller number of shares of the same class or series.
                     provided, however, that where shares are divided or combined under (a) or (b) of this Article, the aggregate par value of the new shares must be equal to the aggregate par value of the original shares.

34. The capital of the Company may by a resolution of directors be increased by transferring an amount of the surplus of the Company to capital.

35. Subject to the provisions of the two next succeeding Articles, the capital of the Company may by resolution of directors be reduced by:
              (a) returning to members any amount received by the Company upon the issue of any of its shares, the amount being surplus to the requirements of the Company,
              (b) cancelling any capital that is lost or not represented by assets having realisable value, or
              (c) transferring capital to surplus for the purpose of purchasing, redeeming or otherwise acquiring shares that the directors have resolved to purchase, redeem or otherwise acquire.

36. No reduction of capital shall be effected that reduces the capital of the Company to an amount that immediately after the reduction is less than the aggregate par value of all outstanding shares with par value and all shares with par value held by the Company as treasury shares and the aggregate of the amount designated as capital of the outstanding shares without par value and all shares without par value held by the Company as treasury shares that are entitled to a preference, if any, in the assets of the Company upon liquidation of the Company.

37. No reduction of capital shall be effected unless the directors determine that immediately after the reduction, the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and that the realisable assets of the Company will not be less than its total liabilities, other than deferred taxes as shown in the books of the Company and its remaining capital, and, in the absence of fraud, the decision of the directors as to the realisable value of the assets of the Company is conclusive, unless a question of law is involved.

                        MEETINGS AND CONSENTS OF MEMBERS

38. The directors of the Company shall not less than once in every calendar year following the year of incorporation of the Company convene a meeting of the members of the Company at such times and in such manner and places within or outside The Bahamas as the directors consider necessary or desirable.

39. The directors of the Company shall not less than once in every calendar year following the year of incorporation of the Company convene a meeting of the members of the Company at such times and in such manner and places within or outside The Bahamas as the directors consider necessary or desirable.

40. The directors shall give not less than 7 days notice of meetings of members to those persons whose names on the date the notice is given appear as members in the share register of the Company and are entitled to vote at the meeting. The notice shall indicate the nature and extent of the business proposed to be dealt with at the meeting.

41. The directors may fix the date upon which notice is given of a meeting of members as the record date for determining those shares that are entitled to vote at the meeting.

42.           A meeting of members may be called on short notice:
              (a) if members holding not less than 90 percent of the total number of shares entitled to vote on all matters to be considered at the meeting, or 90 percent of the votes of each class or series of shares where members are entitled to vote thereon as a class or series together with not less than 90 percent majority of the remaining votes, have agreed to short notice of the meeting, or
              (b) if all members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice of the meeting and for this purpose, presence at the meeting shall be deemed to constitute waiver.

43. The inadvertent failure of the directors to give notice of a meeting to a member, or the fact that a member has not received notice, does not invalidate the meeting.

44. A member may be represented at a meeting of members and be regarded as present by a proxy who may speak and vote on behalf of the member.

45. The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

46. An instrument appointing a proxy shall be in substantially the following form or such other form as the Chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy.

                                (NAME OF COMPANY)

I/We _____________________________ being a member of the above company with shares HEREBY APPOINT of or failing him of ____________________________________
to be my/our proxy to vote for me/us at the meeting of members to be held on the _______________ day of ____________________________ and at any adjournment thereof. (ANY RESTRICTIONS ON VOTING TO BE INSERTED HERE.)

                    Signed this ______ day of ______________
                                                 ______________________________
                                                 Member

47.           The following shall apply in respect of joint ownership of shares:
              (a) if two or more persons hold shares jointly, each of them may be present in person or by proxy at a meeting of members and may speak as a member,
              (b) if one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners, and
              (c) if two or more of the joint owners are present in person or by proxy they must vote as one.

48. A member shall be deemed to be present at a meeting of members if he participates by telephone or other electronic means and all members participating in the meeting are able to hear each other and recognise each others voice and for this purpose participation constitutes proof of recognition.

49. A meeting of members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 percent of the votes of the shares or class or series of shares entitled to vote on relevant business or resolutions of members to be considered at the meeting. If a quorum be present, notwithstanding the fact that such quorum may be represented by only one person, then such person may resolve any matter and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy form shall constitute a valid resolution of members.

50. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the next business day at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitled to vote on the resolutions to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

51. At every meeting of members, the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting, the members present shall choose some one of their number to be the Chairman. If the members are unable to choose a Chairman for any reason, then the person representing the greatest number of voting shares present in person or by prescribed form of proxy at the meeting shall preside as chairman failing which the oldest individual member or representative of a member present shall take the chair.

52. The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

53. At any meeting of the members, the chairman shall be responsible for deciding in such manner as he shall consider appropriate whether any resolution has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes thereof. If the chairman shall have any doubt as to the outcome of any resolution put to the vote, he shall cause a poll to be taken of all votes cast upon such resolution, but if the chairman shall fail to take a poll, then any member present in person, or by proxy, who disputes the announcement by the chairman of the result of any vote, may immediately following such announcement, demand that a poll be taken and the chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting, the result thereof shall be duly recorded in the minutes of that meeting by the chairman.

54. Any person other than an individual shall be regarded as one member and subject to the specific provisions hereinafter contained for the appointment of representatives of such persons the right of any individual to speak for or represent such member shall be determined by the law of the jurisdiction where, and by the documents by which the person is constituted or derives its existence. In the case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any member.

55. Any person other than an individual which is a member of the Company may be resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual member of the Company.

56. The chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested and otherwise or the votes cast by such proxy or on behalf of such person shall be disregarded.

57. Directors of the Company may attend and speak at any meeting of members of the Company and at any separate meeting of the holders of any class or series of shares in the Company.

58. An action that may be taken by the members at a meeting may also be taken by a resolution of members consented to in writing or be telex, telegram, cable, facsimile or other written electronic communication, without the need for any notice, but if any resolution of members is adopted otherwise than by the unanimous written consent of all members, a copy of such resolution shall forthwith be sent to all members not consenting to such resolution.

                                    DIRECTORS

59. The first directors of the Company shall be appointed by the subscribers to the Memorandum and shall continue in office until their successors shall have been elected or otherwise as provided for herein; and thereafter, the directors shall be elected by the members for such term as the members may determine. The directors may elect any number of additional directors for such term as they may determine up to such time as the members shall elect or re-elect any one or more directors.

60. The minimum number of directors shall be two and the maximum number shall be seven.

61. Except as provided above, each director shall hold office for the term, if any, fixed in a resolution of members or directors as the case may be or until his earlier death, resignation, removal or termination under the provisions of the Act.

62. A director may be removed from office, with or without cause, by a resolution of members.

63. A director may resign his office by giving written notice of his resignation to the Company and his resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

64. A vacancy in the Board of Directors may be filled by a resolution of members or by a resolution of a majority of the remaining directors.

65. The directors may, by a resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

66. A director shall not require a share qualification, and may be an individual or a company.

                               POWERS OF DIRECTORS

67. The business and affairs of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company and the directors may exercise all such powers of the Company as are not by the Act or by the Memorandum or these Articles required to be exercised by the members of the Company, subject to any delegation of such powers as may be authorised by the Act and to such requirements as may be prescribed by a resolution of members; but no requirement made by a resolution of members shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

68. The directors, may, by a resolution of directors, appoint any person, including a person who is a director, to be an officer or agent of the Company.

69. Every officer or agent of the Company has such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in these Articles or in the resolution of directors appointing the officer or agent, except that no officer or agent has any power or authority with respect to fixing the emoluments of directors.

70. Any director which is a body corporate may appoint any person its duly authorised representative for the purpose of representing it at meetings of the Board of Directors or with respect to unanimous written consents.

71. The continuing directors may act notwithstanding any vacancy in their body, save that if their number is reduced to their knowledge below the number fixed by or pursuant to these Articles as the necessary quorum for a meeting of directors, the continuing directors or director may act only for the purpose of appointing directors to fill any vacancy that has arisen or summoning a meeting of members to deal with the matter.

72. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by resolution of directors.

                            PROCEEDINGS OF DIRECTORS

73. The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside The Bahamas as the directors may determine to be necessary or desirable.

74. A director shall be deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other and recognise each other's voice.

75. A director shall be given not less than 2 days notice of meetings of directors, but a meeting of directors held without 2 days notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend, waive notice of the meeting and for this purpose, the presence of a director at a meeting shall constitute waive on his part. The inadvertent failure to give notice of a meeting to a director or the fact that a director has not received the notice, does not invalidate the meeting.

76. Subject to the provisions of the Act, a director may by a written instrument appoint an alternate who need not be a director and an alternate is entitled to attend meetings in the absence of the director who appointed him and to vote or consent in place of the director.

77. A meeting of directors duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one half of the total number of directors, unless there are only 2 directors in which case the quorum shall be 2.

78. At every meeting of the directors of the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting, the Vice Chairman of the Board of Directors shall preside. If there is no Vice Chairman of the Board of Directors or if the Vice Chairman of the Board of Directors is not present at the meeting the directors present shall choose some one of their number to be chairman of the meeting.

79. An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a resolution of directors or a committee of directors consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication by all directors or all members of the committee as the case may be, without the need for any notice.

80. The directors shall keep such financial statements, accounts and records as the directors consider necessary or desirable in order to reflect the financial position of the Company and such other records as required by the Act and as may be prescribed from time to time.

81. Each committee of directors has such powers and authorities of the directors, including the power and authority to affix the Seal, as are set forth in the resolution of directors establishing the committee, except that no committee has any power or authority to amend the Memorandum or the Articles or to appoint directors or fix their emoluments, or to appoint officers or agents of the Company.

82. The meetings and proceedings of each committee of directors consisting of 2 or more directors shall be governed mutates mutandis by the provisions of these Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the resolution establishing the committee.

                                    OFFICERS

83. The Company may by resolution of directors appoint officers of the Company at such times as shall be considered necessary or expedient. Such officers may consist of a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, a President and one or more Vice Presidents, Secretaries and Treasurers and such other officers as may from time to time be deemed desirable. Any number of offices may be held by the same person.

84. The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by resolution of directors or resolution of members, but in the absence of any specific allocation of duties it shall be the responsibility of the

              Chairman of the Board of Directors to preside at meetings of directors and members, the Vice Chairman to act in the absence of the Chairman, the President to manage the day to day affairs of the Company, the Vice Presidents to act in order of seniority in the absence of the President but otherwise to perform such duties as may be delegated to them by the President, the Secretaries to maintain the share register, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the Treasurers to be responsible for the financial affairs of the Company.

85. The emoluments of all officers shall be fixed by resolution of directors.

86. The officers of the Company shall hold office until their successors are duly elected by the directors and qualified, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by resolution of directors. Any vacancy occurring in any office of the Company may be filled by resolution of directors.

                              CONFLICT OF INTERESTS

87. No agreement or transaction between the Company and one or more of its directors or any person in which any director has a financial interest or to whom any director is related, including a director of that other person, is void or voidable for this reason only or by reason only that the director is present at the meeting of directors or at the meeting of the committee of directors that approves the agreement or transaction or that the vote or consent of the director is counted for that purpose if the material facts of the interest of each director in the agreement or transaction and his interest in or relationship to any other party to the agreement or transaction are disclosed in good faith or are known by the other directors.

88. A director who has an interest in any particular business to be considered at a meeting of directors or members may be counted for purposes of determining whether the meeting is duly constituted.

                                 INDEMNIFICATION

89. Subject to the limitations hereinafter provided, the Company may indemnify any person against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings who:
              (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator the Company; or
              (b) is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprises.

90. The Company may only indemnify a person if the person acted honestly and in good faith with a view to the best interests of the Company.

91. The Company may purchase and maintain insurance in relation to any person who is or was a director, a registered agent, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, a registered agent, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprises, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in these Articles.

                                      SEAL

92. The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by resolution of directors. The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of a director or any other person so authorised from time to time by resolution of directors. Such authorization may be before or after the Seal is affixed, may be general or specific, and may refer to any number of sealings. The directors may provide for the use of a stamp or a facsimile of the Seal and of the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been signed as hereinbefore described.

                                    DIVIDENDS

93. The Company may in accordance with the Act by resolution of directors declare and pay dividends in money, shares or other property but dividends shall only be declared and paid out accordingly. In the event that dividends are paid in specie, the directors shall have responsibility for establishing and recording in the resolution of directors authorizing the dividends, a fair and proper value for the assets to be so distributed.

94. The directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the profits of the Company.

95. No dividend shall be declared and paid unless the directors determine that immediately after the payment of the dividend the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realisable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in its books of account, and its capital. In the absence of fraud, the decision of the directors as to the realisable value of the assets of the Company is conclusive, unless a question of law is involved.

96. Notice of any dividend that may have been declared shall be given to each member hereinafter mentioned and all dividends unclaimed for 3 years after having been declared may be forfeited by resolution of directors for the benefit of the Company.

97. No dividend shall bear interest against the Company and no dividend shall be paid on treasury shares or shares held by another company of which the Company holds directly or indirectly, shares having more than 50 percent of the vote in electing directors.

98. A share issued as a dividend by the Company shall be treated for all purposes as having been issued for money equal to the surplus that is transferred to capital upon the issue of the share.

99. In the case of a dividend of authorised but unissued shares with par value, an amount equal to the aggregate par value of the shares shall be transferred from surplus to capital at the time of the distribution.

100. In the case of a dividend of authorised but unissued shares without par value, the amount designated by the directors shall be transferred from surplus to capital at the time of the distribution, except that the directors must designate as capital an amount that is at least equal to the amount that the shares are entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

101. A division of the issued and outstanding shares of a class or series of shares into a larger number of shares of the same class or series having a proportionately smaller par value does not constitute a dividend of shares.

                                     NOTICES

102. Any notice, information or written statement to be given by the Company to members must be served in the case of members holding registered shares by personal service or by mail addressed to each member at the address shown in the share register.

103. Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company and service of any such matter by mail may be proved by showing that the summons, notice, order, document, process, information or written statement was mailed in such time as to admit to its being delivered in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

                                   ARBITRATION

104. Whenever any difference arises between the Company on the one hand and any of the members or their executors, administrators or assignees on the other hand, touching the true intent and construction or the incidence or consequences of these Articles or of the Act, or touching anything done or executed, omitted or suffered in pursuance of the Act or touching any breach or alleged breach or otherwise relating to the premises or to these Articles, or to any Act affecting the Company or to any of the affairs of the Company such difference shall, unless the parties agree to refer the same to a single arbitrator, be referred to 2 arbitrators one to be chosen by each of the parties to the difference and the arbitrators shall be before entering on the reference appoint an umpire.


105. If either party to the reference makes default in appointing an arbitrator either originally or by way of substitution (in the event that an appointed arbitrator shall die, be incapable of acting or refuse to act) for 10 days after the other party has given him notice to appoint the same, such other part may appoint an arbitrator to act in the place of the arbitrator of the defaulting party.

         We, ALTUS LIMITED and BEATUS LIMITED both of Charlotte House, Charlotte Street, P.O. Box N-3950, Nassau, Bahamas for the purpose of incorporating an International Business Company under the laws of The Commonwealth of The Bahamas hereby subscribe under respective names to these Articles of Association the 18th day of May, 2001 in the presence of:

       Witness                        Subscriber
                                                                [Corporate Seal]
       /S/                            /S/
       ----------------------         ------------------------------------------
                                      ALTUS LIMITED


       Witness                        Subscriber
                                                                [Corporate Seal]
       /S/                            /S/
       ----------------------         ------------------------------------------
                                      BEATUS LIMITED

                           COMMONWEALTH OF THE BAHAMAS
                 THE INTERNATIONAL BUSINESS COMPANIES ACT, 2000



                            MEMORANDUM OF ASSOCIATION

                                       OF

                                  VALUSHIP LTD.

1.            The Name of the Company is: VALUSHIP LTD.

2. The Registered Office of the Company is situated at Charlotte House, Second Floor, Shirley Street, in the Island of New Providence, one of the Islands in the Commonwealth of The Bahamas.

3. The Registered Agent of the Company is Jerome E. Pyfrom & Co., Charlotte House, Shirley Street, in the Island of New Providence, one of the Islands in the Commonwealth of The Bahamas.

4. The liability of the members is limited in accordance with the provisions of Clause 8 below.

5.            (1)           The object of the company is to engage in any
                            act or activity that is not prohibited under any law for the time being in force in The Commonwealth of The Bahamas.

              (2)           The Company may not:

                           (a)      carry on banking or trust business;

                           (b) carry on business as an insurance or reinsurance company;

                           (c) carry on the business of providing the registered office for companies; or

                           (d) carry on the business of "dealing" or "trading" in securities as an agent or providing "securities investment advice" as those terms are defined in the securities Industry Act, 1999.

6. The Company shall have all such powers as are permitted by law for the time being in force in the Commonwealth of The Bahamas, irrespective of corporate benefit, to perform all acts and engage in all activities necessary or conducive to the conduct, promotion or attainment of the objects or purposes of the Company.

7. The Company shall by resolution of the directors have the power to amend or modify any of the conditions contained in this Memorandum of Association and the Articles of Association of the Company and shall have the power by resolution of the directors to increase or reduce the authorized capital of the Company in any way which may be permitted by Law.

8. The authorised capital of the Company is United States Five Thousand (US$5,000) Dollars divided into 5,000 shares having a par value of US$1.00 each all being of a single class designated as "ordinary shares". However, the Directors shall have power to divide the shares in the capital for the time being into several classes and series, and with power to increase or reduce the capital, and to issue any of the shares in the capital, original, increased or reduced, with or subject to any preferential, special or qualified rights or conditions, as regards to dividends, repayment of capital, voting or otherwise, as the Directors of the Company may from time to time by ordinary resolution designate. The Company shall also have power to issue redeemable preference shares and share warrants as provided in its Articles of Association. The Directors are hereby expressly authorised to fix by ordinary resolution of the Directors any designations, powers, preferences, rights, qualifications, limitations or restrictions on each class or series or shares as the Directors think fit.

         We, ALTUS LIMITED and BEATUS LIMITED both of Charlotte House, Charlotte Street, Nassau, Bahamas, for the purpose of incorporating an International Business Company under the laws of The Commonwealth of The Bahamas hereby subscribe our respective names to this Memorandum of Association, and agree to take the number of shares in the capital of the Company set opposite our respective names.

NAMES, ADDRESSES AND DESCRIPTIONS                  NO. OF SHARES
OF SUBSCRIBERS                                     TAKEN BY EACH
                                                   SUBSCRIBER

                                                   [Corporate Seal]

/S/                                                ONE SHARE
-------------------------                          ---------
FOR ALTUS LIMITED



                                                   [Corporate Seal]

/S/                                                ONE SHARE
-------------------------                          ---------
FOR BEATUS LIMITED

                         TOTAL SHARES TAKEN TWO SHARES


Witness to the above signatures:                  /S/
                                                  ------------------------------



                        DATED THIS 18TH DAY OF MAY, 2001.